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                                                                  Exhibit 99.2

                                 Procept, Inc.
                            Pro Forma Balance Sheet
                              As of April 30, 1996

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
 Assets

Current Assets:

              Cash and Cash Equivalents                        $ 13,285,201
              Accounts Receivable                                     2,944
              Prepaid Expenses and Other Current Assets             188,335
                                                               ------------
                           Total Current Assets                  13,476,480
                                                               ------------


              Property and Equipment, Net                         2,485,218
              Restricted Investment                                 469,000
              Other Assets                                          229,748
                                                               ------------

                                   Total Assets                $ 16,660,446
                                                               ============

              Liabilities and Stockholders' Equity

Current Liabilities:

              Accounts Payable                                 $    663,901
              Accrued Compensation                                  194,115
              Accrued Contract Research Costs                       459,991
              Other Current Liabilities                             301,993
              Current Portion of Capital Lease Obligations          860,428
              Deferred Revenue                                      708,333
                                                               ------------
                      Total Current Liabilities                   3,188,761
                                                               ------------

Capital Lease Obligations, Less Current Portion                     356,616
Other Non Current Liabilities                                       281,660
                                                               ------------
                              Total Liabilities                   3,827,037
                                                               ------------


Stockholders' Equity:
              Common Stock                                          141,861
              Additional Paid in Capital                         56,293,657
              Receivable From Sale of Stock                      (2,037,933)
              Accumulated Deficit                               (41,564,176)
                                                               ------------
                     Total Stockholders' Equity                  12,833,409
                                                               ------------
   Total Liabilities and Stockholder's Equity                  $ 16,660,446
                                                               ============
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